SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES AND EXCHANGE COMMISSION

                 Chase Manhattan Bank USA, National Association
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                     Chase Manhattan Auto Owner Trust 1997-B
                     ---------------------------------------
                                (Name of Issuer)


             Delaware                                13-2633612
          -------------                              ----------
     (State of Incorporation                      (I.R.S. Employer
      or Organization)                             Identification No.)


      802 Delaware Avenue, Wilmington, Delaware               19801
     -------------------------------------------            ---------
        (Address of principal executive offices)            (zip code)


     Registrant's Telephone number, including area code:  302-575-5033


 If this Form relates to the           If this Form relates to the registration
 registration of a class of            of a class of debt securities and is to
 a class of debt securities            become effective simultaneously with the
 and is effective upon filing          effectiveness of a concurrent
 pursuant to General Instruction       registration statement under the
 A(c)(1) please check the              Securities Act of 1933 pursuant to
 following box: X                      General Instruction A(c)(2) please check
                                       the following box: __


Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to               Name of Each Exchange on Which
to be so Registered                  Each Class is to be Registered

NONE                                 --------------------------------
---------------------------          --------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                   Class A-1 5.744% Money Market Asset Backed Notes Class A-2 6.100% Asset Backed Notes
                   Class A-3 6.350% Asset Backed Notes
                   Class A-4 6.500% Asset Backed Notes
                   Class A-5 6.600% Asset Backed Notes
                   6.750% Asset Backed Certificates
            --------------------------------------------------------
                              (Title of each class)

Item 1.  Description of Registrant's Securities to be Registered

      With respect to the Class A-1 5.744% Money Market Asset Backed Notes, Class A-2 6.100% Asset Backed Notes, Class A-3 6.350% Asset Backed Notes,
Class A-4 6.500% Asset Backed Notes, Class A-5 6.600% Asset Backed Notes, and 6.750% Asset Backed Certificates Chase Manhattan Bank USA, National Association (the "Registrant") has filed with the Securities and Exchange Commission
(the "Commission") a Registration Statement on Form S-3 (file no. 333-7575). With respect to such classes, the Registrant and Chase Manhattan Auto Owner Trust 1997-B (the "Trust") has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, the final form of the prospectus relating to the initial offering of such securities, which includes a description of such securities. Such prospectus is hereby incorporated by reference herein.

Item 2.  Exhibits.

1.  Sale and Servicing Agreement.*
2.  Indenture*

                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      CHASE MANHATTAN AUTO OWNER
                                      TRUST 1997-B

                                  By: CHASE MANHATTAN BANK USA,
                                      NATIONAL ASSOCIATION,
                                      as Servicer



                                           By: /s/ Patricia Garvey
                                           ------------------------
                                       Name:  Patricia Garvey
                                       Title: Vice President
Date:  April 22, 1998
--------
* Incorporated by reference to the Trust's current report on
  Form 8-K dated June 26, 1997.